SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         TETRAGENEX PHARMACEUTICALS, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                                         22-3781895
---------------------                                                 ----------
(STATE OR JURISDICTION OF INCORPORATION)                           (IRS EMPLOYER
                                                             IDENTIFICATION NO.)

1 MAYNARD DRIVE SUITE 205                                                  07656
PARK RIDGE, NEW JERSEY 07656
                                                                      (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the Exchange pursuant to Section 12(g) of the
Act and is effective pursuant to          Exchange Act and is effective pursuant
General Instruction A(c), please          to General Instruction A(d), please
check the following box. / /                         check the following box /X/

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                              NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                              EACH CLASS IS TO BE REGISTERED
-------------------                              ------------------------------

NONE


SECURITIES TO REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

TITLE OF EACH CLASS                              NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                              EACH CLASS IS TO BE REGISTERED
-------------------                              ------------------------------

COMMON STOCK, PAR VALUE $0.001 PER SHARE         OVER THE COUNTER BULLETIN BOARD

Item 1.  Description of Registrant's Securities to be registered.
         --------------------------------------------------------

         Contemporaneously with the filing of this Registration Statement on Form 8-A, Tetragenex Pharmaceuticals, Inc (the "Company") is filing a Registration Statement including 32,468,132 shares of common stock, par value $0.001 per share, which offering is being conducted pursuant to the Pre-Effective Amendment No. 2 to its Registration Statement on Form SB-2 (File No. 333-134987), of which the Company's prospectus to be filed pursuant to Rule 424(b) forms a part, and which Registration Statement and prospectus are each incorporated herein by reference.

         For an additional discussion of the Company's securities to be registered, see the section entitled "DESCRIPTION OF SECURITIES" in the Company's aforementioned Registration Statement on Form SB-2.

Item 2.  Exhibits.
         --------

Filed as Exhibits to the Registrant's Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-134987), as amended, and incorporated herein by reference.

2.1         Final order of the bankruptcy of Innapharma, Inc.
3.1.1       Amended and Restated Certificate of Incorporation of Tetragenex
            Pharmaceuticals, Inc.
3.1.2       Amended and Restated By-laws of Tetragenex Pharmaceuticals, Inc.
3.2         Certificate of Authority to do business in the State of New Jersey of Tetragenex Pharmaceuticals, Inc.
3.2.1       Certificate of Correction of Certificate of Merger
4.1         Promissory Note
5.1         Opinion of Gersten Savage LLP.
10.1        Employment Agreement with Martin Schacker dated October 28, 1999, as amended
14          Code of Ethics
16          Letter from Former Auditor
23.1        Consent of Demetrius & Company, LLC
23.2        Consent of Gersten Savage, LLP (included in the opinion filed as Exhibit 5.1).
99.1        Patent Security Agreement

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:   October 30, 2006

                                    TETRAGENEX PHARMACEUTICALS, INC.

                                    By: /s/ Martin F. Schacker
                                       -----------------------------------------
                                       Martin F. Schacker, Chairman of the Board